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                          PAINE WEBBER GROUP INC.

                                    to

                               CHEMICAL BANK








                              ----------------

                           Senior Debt Securities

                              ----------------

                       First Supplemental Indenture

                              ----------------

                      Dated as of September 22, 1989

                         Supplementing the Indenture
                         Dated as of March 15, 1988

                              ----------------








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                                                                    1

                           FIRST SUPPLEMENTAL INDENTURE dated as of
                      September 22, 1989, between PAINE WEBBER
                      GROUP INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company"), having its principal office at 1285 Avenue Of the Americas, New York, New York 10019, and Chemical Bank a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                                 RECITALS

                  The Company and the Trustee are parties to an Indenture dated as of March 15, 1988 (the "Indenture") relating to the issuance from time to time by the Company of its Securities. Capitalized terms used herein, not other-wise defined, shall have the same meanings given them in the Indenture.

                  The Company has requested the Trustee to join with it in the execution and delivery of this first supplemental indenture (the "First Supplemental Indenture") in order to supplement and amend the Indenture, by amending and adding certain provisions thereof, to permit the Company to re-quire, if it shall so elect, that Registered Securities of any series be issued, in whole or in part, in the form of one or more Global Securities (as defined herein).

                  Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of the Securities, to make any provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

                 The Company has determined that this First Supple-mental Indenture complies with said Section 901 and does not require the consent of any Holders of Securities.

                 At the request of the Trustee, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 903 of the Indenture, stating, among other things, that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, and an Officers' Certificate and Opinion of Counsel complying with the requirements of Section 102 of

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                                                           2

the Indenture, and has delivered to the Trustee a Board
Resolution as required by Section 901 of the Indenture authorizing the execution by the Company of this First
Supplemental Indenture and its delivery by the Company to the Trustee.

                 All things necessary to make this First Supplemen-tal Indenture a valid agreement of the Company and the Trustee, in accordance with the terms of the Indenture, and a valid amendment of and supplement to the Indenture have been done.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

I. AMENDMENTS TO THE INDENTURE

                  A. Section 101 of the Indenture is amended (i) to add new definitions thereto in the appropriate alphabetical sequence, as follows:

            "Depositary" means, unless otherwise specified by the Company pursuant to either Section 301 or 312, with respect to the Securities of any series issuable or issued in whole or in part as one or more Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities and Exchange Act Of 1934, as amended, and any other applicable statute or regula-tion.

            "Global Security" means, unless otherwise speci-fied by the Company pursuant to either Section 301 or 312, with respect to any series of Securities issued hereunder, a Registered Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or a Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be


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                                                              3
    denominated in an amount equal to the aggregate princi-pal amount of, all the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest. The term "global form" or "definitive global registered form" when used in this Indenture shall include Global Securities.

and (ii) to delete the word "Fully" from the phrase "Fully
Registered Securities" in the definition of "Regular Record
Date".

                  B. Section 301 of the Indenture is amended to
(i) add Section 312 to the sections referred to in the parenthetical exception to subparagraph (2) of the second paragraph of Section 301, (ii) redesignate subparagraph
(18) as subparagraph (19) and subparagraph (19) as subpara-graph (20) and (iii) add a new subparagraph (18) which reads as follows:

         "(18) whether the Securities of the series shall be issued in whole or in part in the form of a Global
    Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual
    Securities, and the Depositary for such Global Security or Securities;"

                  C. Each of the second paragraph and the third paragraph of Section 305 of the Indenture is amended to add the words "Subject to Section 312," before the first word cf the first sentence of such paragraph.

                 D. A new paragraph is added at the end of
Section 307 of the Indenture, which reads in its entirety as follows:

             "None of the Company, the Trustee, any Paying
    Agent, any Authenticating Agent Or the Security Regis-trar will have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in a Global Security or any other Security issued in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership inter-est."


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                                                                    4

                   E. Article Three of the Indenture is amended to add a new Section 312, which reads in its entirety as follows:

             "Section 312. Certain Provisions Relating to
    Global Securities. If the Company shall establish pursuant to subparagraph (18) of Section 301 that the Registered Securities of a particular series are to be issued in whole or in part in the form of one or more
    Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order delivered to the Trustee thereunder with respect to such series, authenticate and deliver such Global Security or Securities, which (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee,
    (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) unless otherwise specified by the Company pursuant to Section 301, shall bear a legend substan-tially to the following effect: 'Unless and until it is exchanged in whole or in part for the individual
    Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor
    Depositary.'

            Notwithstanding any other provision of
    Section 203, of Section 305 or of this Section 312, subject to the provisions of the following paragraph, unless otherwise specified by the Company pursuant to
    Section 301 or unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global
    Security may be transferred, in whole but not in part in the manner provided in Section 305, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

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                                                              5

              If at any time the Depositary for the Global
    Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities of such series or if at any time the Depositary for the Global Securities of such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for the Global Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligi-bility, the Company's election pursuant to Section 301 shall no longer be effective with respect to the Global
    Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securi-ties of such series in exchange for the Global Securi-ties of such series, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global
    Security or Global Securities of such series in exchange for such Global Security or Global Securities.

            The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global
    Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authen-ticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security Or Securities of such series in exchange for such Global Security or Securi-ties.

             If specified by the Company pursuant to Sec-tion 301 with respect to a series of Securities issued or issuable in the form of one or more Global Securi-ties, the Depositary for any such Global Security may at its option surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive

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                                                              6

    form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security;
    and (B) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

             In any exchange provided for in any of the preced-ing three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual
    Securities in definitive registered form in authorized denominations. Upon the exchange of the entire princi-pal amount of a Global Security for individual Securi-ties, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. Provided that the Company and the Trustee or the Security Registrar have so agreed, the Trustee shall deliver such Registered Securities to the persons in whose names the Registered Securities are registered.

             Until such time as the Depositary notifies the Company that it is willing and able to make any elec-tion on behalf of the Persons with a beneficial inter-est in a Security entitled to be made by the Holder of such Security relating to the payment of principal and interest, Securities denominated in a Foreign Currency will not be issued in the form of a Global Security.


            Notwithstanding the provisions of Section 203 and of Article XIII, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as

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    between a Depositary and holders of beneficial inter-
    ests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security."

II. GENERAL PROVISIONS

                  A. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this First
Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                  B. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  C. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF the parties hereto have caused this First Supplemental Indenture to be duly executed, and

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their corporate seals to be hereunto affixed and attested,
all as of the day and year first above written.


                                   PAINE WEBBER GROUP INC.

                                     by /s/
                                        -----------------------
                                        Title: Attorney-in-Fact


(SEAL)

Attest:


/s/ Dorothy Haughey
-----------------------


                                   CHEMICAL BANK,
                                     as Trustee


                                     by /s/
                                        ---------------------------
                                        Title: Senior Trust Officer


(SEAL)

Attest:


/s/
-----------------------